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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


Alloy, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-109788, 333-106382 and 333-90681) of Alloy,
Inc. and in the Prospectuses constituting part of such Registration Statements, of our report dated April 15, 2005, relating to the consolidated financial statements, and the effectiveness of Alloy, Inc.'s internal control over financial reporting and financial statement schedule, which appear in this Form 10-K.


/s/ BDO Seidman, LLP

New York, New York
April 15, 2005